Exhibit 99.1

Stanley Black & Decker Reports 3Q 2024 Results

Third Quarter Gross Margin Up Versus Prior Year as Supply Chain Transformation Continues Driving Margin Expansion

Strong Third Quarter Cash Generation Supports Ongoing Capital Allocation Priorities Focused on Shareholder Dividends and Further Debt Reduction

New Britain, Connecticut, October 29, 2024 … Stanley Black & Decker (NYSE: SWK), a worldwide leader in tools and outdoor, today announced third quarter 2024 financial results.

•Third Quarter Revenues of $3.8 Billion, Down 5% Versus Prior Year as Growth in DEWALT Was Offset by Mixed End Market Demand; Infrastructure Divestiture Impacted Revenue Growth by -2%
•Third Quarter Gross Margin Was 29.9%, Up 310 Basis Points Versus Prior Year; Adjusted Gross Margin* Was 30.5%, Up 290 Basis Points Versus Prior Year
•Third Quarter GAAP EPS Was $0.60; Adjusted EPS* Was $1.22
•Third Quarter Cash From Operating Activities Was $286 Million and Free Cash Flow* Was Approximately $200 Million
•Narrowing GAAP EPS Range to $1.15 to $1.75 (From $0.90 to $2.00) and Adjusted EPS* Range to $3.90 to $4.30 (From $3.70 to $4.50); Reiterating Free Cash Flow* of $650 Million to $850 Million
•The Company Will Host a Capital Markets Day on November 20, 2024 Additional Details Will Be Made Available on The Company’s Website

Donald Allan, Jr., Stanley Black & Decker's President & CEO, commented, “In the third quarter we continued to deliver gross margin improvements as well as robust cash generation, all as a result of solid execution against our operational priorities. While a weak consumer and automotive production backdrop impacted organic revenue, we capitalized on relative bright spots and delivered our sixth consecutive quarter of DEWALT growth as well as higher sales in aerospace fasteners.

“We remain focused on executing against areas primarily within our control: our supply chain transformation and accelerating share gain. This transformation continues to reshape our cost structure and fund new growth investments, which together are expected to further strengthen our powerful brands, accelerate innovation and enhance our in-market activation to capture the compelling long-term opportunities in our industry.

“Stanley Black & Decker is built on the strength of our people and culture, with an intensified focus on our core market leadership positions. With the execution of
*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
our strategy, we are positioning the Company to deliver higher levels of organic revenue growth*, profitability and cash flow to drive strong long-term shareholder returns.”

The Company’s primary areas of multi-year strategic focus remain unchanged:

•Advancing innovation, electrification, and global market penetration to achieve organic revenue growth* of 2 to 3 times the market
•Streamlining and simplifying the organization, and investing in initiatives that more directly impact our customers and end users
•Returning adjusted gross margins* to historical 35%+ levels by accelerating the operations and supply chain transformation to improve fill rates and better match inventory with customer demand
•Prioritizing cash flow generation and inventory optimization

3Q’24 Key Points:

•Net sales for the quarter were $3.8 billion, down 5% versus prior year as price (+1%) was offset by volume (-3%), currency (-1%), and the previously announced Infrastructure business divestiture (-2%).

•Gross margin for the quarter was 29.9%, up 310 basis points versus the prior year rate of 26.8%. Adjusted gross margin* was 30.5%, up 290 basis points versus the prior year, primarily due to the supply chain transformation.

•SG&A expenses were 21.2% of sales for the quarter versus 20.1% in the prior year. Excluding charges, adjusted SG&A expenses* were 20.8% of sales, up versus 19.3% in the prior year, as the Company increased growth investments designed to deliver future market share gains.

•Net earnings from continuing operations was 2.4% of sales versus 0.1% of sales in the prior year. Third quarter EBITDA* was 8.6% of sales versus 4.8% of sales in the prior year. Third quarter adjusted EBITDA* was 10.8% of sales, up 140 basis points versus prior year.

•Third quarter cash from operating activities was $286 million. Free cash flow* in the third quarter was approximately $200 million, which contributed to approximately $100 million of debt reduction in the third quarter.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
3Q’24 Segment Results

($ in M)
	Sales	Segment Profit	Charges[1]	Adjusted Segment Profit*	Segment Margin	Adjusted Segment Margin*
Tools & Outdoor	$3,263	$327.5	$35.5	$363.0	10.0%	11.1%

Industrial	$488	$70.2	$(2.6)	$67.6	14.4%	13.9%
1 See Non-GAAP Adjustments On Page 4

•Tools & Outdoor net sales were down 3% versus third quarter 2023, driven by volume (-3%) and currency (-1%), partially offset by price (+1%). Organic revenue was down 2%, as growth in DEWALT was offset by the weak consumer and DIY backdrop. Regional organic revenues* were: North America (-4%), Europe (+1%) and rest of world (+6%). The Tools & Outdoor segment margin was 10.0%, up 190 basis points versus prior year. Adjusted segment margin* was 11.1%, up 180 basis points versus third quarter 2023, primarily due to supply chain transformation benefits, which were partially offset by growth investments.

•Industrial net sales were down 18% versus third quarter 2023, driven by the Infrastructure business divestiture (-17%) and volume (-2%), partially offset by price (+1%). Engineered Fastening organic revenues* were down 1%, as aerospace expansion and a return to growth in general industrial was more than offset by market softness in automotive. The Industrial segment margin was 14.4%, up 400 basis points versus prior year 10.4%. The adjusted segment margin* was 13.9%, up 170 basis points versus third quarter 2023 due to price realization and cost control.

Global Cost Reduction Program Supporting Gross Margin Expansion
The Company continued executing a series of initiatives that are expected to generate $1.5 billion of pre-tax run-rate cost savings by the end of 2024, growing to $2 billion by the end of 2025. Of the $2 billion savings, $1.5 billion is expected to be delivered through a supply chain transformation that leverages strategic sourcing, drives operational excellence, consolidates facilities and optimizes the distribution network, and reduces complexity of the product portfolio.

These actions are expected to return adjusted gross margins* to historical 35%+ levels. Additionally, the Global Cost Reduction Program is expected to optimize the Company’s cost base to fund investments that accelerate growth in core businesses.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
The Global Cost Reduction Program generated $105 million of incremental pre-tax run-rate cost savings in third quarter 2024. Since inception of the program in mid-2022, the Company has generated approximately $1.4 billion in pre-tax run-rate savings and reduced inventory by over $2 billion.

2024 Outlook
Patrick D. Hallinan, Executive Vice President and CFO, commented, "Our gross margin meaningfully expanded in the third quarter versus both the prior year quarter and the first half of 2024, driven by the disciplined execution of our supply chain transformation, and we remain on track to achieve an approximately 30% adjusted gross margin* for the full year. Our ability to deliver approximately $200 million of free cash flow* year-to-date supported our capital allocation priorities, including our dividend and debt reduction, along with reinvestment in growth initiatives. Looking forward, we remain focused on executing further supply chain improvements to drive toward our target of 35%+ adjusted gross margins,* support incremental growth investments and deliver improved earnings. Our top priorities remain delivering margin expansion, cash generation and balance sheet strength to position the Company for long-term growth and value creation.”

Management is narrowing its 2024 EPS guidance ranges with GAAP EPS to be between $1.15 to $1.75 (from $0.90 to $2.00) and adjusted EPS* to be between $3.90 to $4.30 (from $3.70 to $4.50). Free cash flow* is reiterated at approximately $650 million to $850 million.

The difference between 2024 GAAP and adjusted EPS* guidance is approximately $2.55 to $2.75, consisting primarily of charges related to the supply chain transformation under the Global Cost Reduction Program, environmental reserve adjustments and a brand impairment charge.

Non-GAAP Adjustments
Total pre-tax non-GAAP adjustments in the third quarter of 2024 were $105.9 million, primarily related to non-cash impairment charges, footprint actions and other costs related to the supply chain transformation, and restructuring costs. Gross profit included $24.8 million of charges, while SG&A included $15.1 million. Other, net included a net benefit of $3.0 million, and Restructuring included $22.1 million of charges. In addition, the Company recognized $46.9 million of non-cash asset impairment charges in the third quarter of 2024.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Earnings Webcast
Stanley Black & Decker will host a webcast with investors today, October 29, 2024, at 8:00 am ET. A slide presentation, which will accompany the call, will be available on the "Investors" section of the Company’s website at www.stanleyblackanddecker.com/investors and will remain available after the call.
The call will be available through a live, listen-only webcast or teleconference. Links to access the webcast, register for the teleconference, and view the accompanying slide presentation will be available on the "Investors" section of the Company’s website, www.stanleyblackanddecker.com/investors under the subheading "News & Events." A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website.

About Stanley Black & Decker
Founded in 1843 and headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in Tools and Outdoor, operating manufacturing facilities globally. The Company's approximately 50,000 employees produce innovative end-user inspired power tools, hand tools, storage, digital jobsite solutions, outdoor and lifestyle products, and engineered fasteners to support the world’s builders, tradespeople and DIYers. The Company's world class portfolio of trusted brands includes DEWALT®, CRAFTSMAN®, STANLEY®, BLACK+DECKER®, and Cub Cadet®. To learn more visit: www.stanleyblackanddecker.com or follow Stanley Black & Decker on Facebook, Instagram, LinkedIn and X.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Investor Contacts:

Dennis Lange	Christina Francis
Vice President, Investor Relations	Director, Investor Relations
dennis.lange@sbdinc.com	christina.francis@sbdinc.com
(860) 827-3833	(860) 438-3470

Media Contacts:
Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

Non-GAAP Financial Measures
Organic revenue or organic sales is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months and any foreign currency impacts. Organic revenue growth, organic sales growth or organic growth is organic revenue or organic sales divided by prior year sales. Gross profit is defined as sales less cost of sales. Gross margin is gross profit as a percentage of sales. Segment profit is defined as sales less cost of sales and selling, general and administrative (“SG&A”) expenses (aside from corporate overhead expense). Segment margin is segment profit as a percentage of sales. EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA margin is EBITDA as a percentage of sales. Gross profit, gross margin, SG&A, segment profit, segment margin, earnings, EBITDA and EBITDA margin are adjusted for certain gains and charges, such as environmental charges, supply chain transformation costs, acquisition and divestiture-related items, asset impairments, restructuring, and other adjusting items. Management uses these metrics as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Adjusted earnings per share or adjusted EPS, is diluted GAAP EPS excluding certain gains and charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The Non-GAAP statement of operations and business segment information is reconciled to GAAP on pages 12 through 16 and in the appendix to the earnings conference call slides available at http://www.stanleyblackanddecker.com/investors. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of certain gains and charges and ensures appropriate comparability to operating results of prior periods.

The Company also provides expectations for the non-GAAP financial measures of adjusted EPS, presented on a basis excluding certain gains and charges, as well as free cash flow. Forecasted adjusted EPS is reconciled to forecasted GAAP EPS on page 4. Due to high variability and difficulty in predicting items that impact cash flow from operations, a reconciliation of forecasted free cash flow to its most directly comparable GAAP estimate has been omitted. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for this forward-looking measure.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections or guidance of earnings, revenue, profitability or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate”, “run-rate”, “annualized”, “forecast”, “commit”, “goal”, “target”, “design”, “on track”, “position or positioning”, “guidance” “looking forward” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions, commodity prices, inflation and deflation, interest rate volatility, currency exchange rates, and uncertainties in the global financial markets related to the recent failures of several financial institutions; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment in Europe and the emerging markets in which the Company generates sales, particularly Latin America and China; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact that the tightened credit markets may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable, inventory or other assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business, supply chain and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, natural disasters or pandemics, sanctions, political unrest, war or terrorism, including the conflicts between Russia and Ukraine, and Israel and Hamas, and tensions or conflicts in South Korea, China, Taiwan and the Middle East; (xii) the continued consolidation of customers, particularly in consumer channels, and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change and risks related to the transition to a lower-carbon economy, such as the Company's ability to successfully adopt new technology, meet market-driven demands for carbon neutral and renewable energy technology, or to comply with changes in environmental regulations or requirements, which may be more stringent and complex, impacting its manufacturing facilities and business operations as well as remediation plans and costs relating to any of its current or former locations or other sites; (xv) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in customer preferences or expectations, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvi) changes in the competitive landscape in the Company's markets; (xvii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiii) attracting, developing and retaining senior management and other key employees, managing a workforce in many jurisdictions, labor shortages, work stoppages or other labor disruptions; (xxiv) the Company's ability to keep abreast with the pace of technological change; (xxv) changes in accounting estimates; (xxvi) the Company’s ability to protect its intellectual property rights and to maintain its public reputation and the strength of its brands; (xxvii) critical or negative publicity, including on social media, whether or not accurate, concerning the Company’s brands, products or initiatives, and (xxviii) the Company’s ability to implement, and achieve the expected benefits (including cost savings and reduction in working capital) from its Global Cost Reduction Program including: continuing to advance innovation, electrification and global market penetration to achieve organic revenue growth of 2-3 times the market; streamlining and simplifying the organization, and investing in initiatives that more directly impact the Company's customers and end users; returning adjusted gross margins* to historical 35%+ levels by accelerating the supply chain transformation to leverage strategic sourcing, drive operational excellence, rationalize manufacturing and distribution networks, including consolidating facilities and optimizing the distribution network, and reduce complexity of the product portfolio; improving fill rates and matching inventory with customer demand; prioritizing cash flow generation and inventory optimization; executing the SBD Operating Model to deliver operational excellence through efficiency, simplified organizational design; and reducing complexity through platforming products and implementing initiatives to drive a SKU reduction.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q, including under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, whether as a result of future events or circumstances, new information or otherwise, except as required by law.